EMPLOYMENT AGREEMENT

      This AGREEMENT made effective August 1, 2001 between DIANON Systems, Inc. (a Delaware corporation) and any successor thereto (hereinafter referred to as the "COMPANY"; and ________________________ residing in________________________.


                              W I T N E S S E T H:


      WHEREAS, the COMPANY employs ______________________as _________________;
and

      WHEREAS, the parties wish to reward ______________________'s contributions to the COMPANY's success and to motivate ________________'s continued performance in the COMPANY's interests;

      NOW, THEREFORE, in consideration of _____________________'s prior and continuing contributions to the COMPANY and of the mutual covenants contained in this AGREEMENT, the COMPANY and ___________________agree as follows:

      1. DEFINITIONS.

      (a) "Change in Control": merger, acquisition or other stock or asset transaction resulting in a change in ownership of more than 50% of the COMPANY's equity.

      (b) "Stated Cause": ___________________________'s willful misconduct, gross negligence or insubordination.

      (c) "Good Reason": significant change in _________________'s duties, compensation, or benefits or change of ______________________'s principal work location to a place requiring more than sixty minutes driving to or from __________________'s home in peak commuting hours.

      2. COMPANY ACTION TRIGGERING OBLIGATION.

      If __________________________'s employment is terminated by the COMPANY without stated cause within twelve months after a change in control of the COMPANY, then _____________________ shall be entitled to payment and benefits described in Section 4 of this Agreement.

      3. EMPLOYEE'S ACTION TRIGGERING OBLIGATION.

      If _____________________ resigns employment with the COMPANY for Good Reason within twelve (12) months after a change in control of the COMPANY, then _______________ shall be entitled to payments and benefits described in Section 4 of this Agreement.

      4. If the conditions in Section 2 or Section 3 of this Agreement, occur, then for the one (1) year period commencing with the termination date

      (i) The COMPANY will pay ___________________ severance pay at _________________'s most recent rate of total compensation (salary, bonus, stock grant and option value, Company 401k plan contribution, tax benefit of 401k plan participation);

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      (ii)  _______________________ will act as a consultant to the COMPANY as requested by the COMPANY for up to six (6) days per month;

      (iii) the COMPANY will contribute towards the premium cost of medical continuation coverage for ___________________ and ________________________'s covered dependents on the same basis as it then contributes towards the medical coverage of active employees and their dependents for any months in said period during which ______________ and _________________' dependents are eligible and elect to continue such coverage;

      (iv) the COMPANY will continue to provide ________________ any car allowance and executive life insurance _______________ was receiving immediately prior to the termination date.

      (v) the COMPANY will pay up to Ten Thousand Dollars ($10,000.00) for outplacement services for ______________________ provided by an outplacement provider of ____________________'s choice.

      5. If the payments and benefits described in Section 4 of this Agreement are payable, then _________________ shall not be eligible for any income replacement or employee benefit continuation payments or contributions by the COMPANY provided on a general basis to terminees as a matter of COMPANY policy or practice; however, nothing in this Agreement impairs ____________________'s right to such policy or practice-mandated COMPANY payments in the event of termination not triggering benefits under Section 4 of this Agreement.

      6. Except as specifically addressed in this Agreement, the terms and conditions of _______________________'s employment by the COMPANY are unaffected by the execution of this Agreement. For example, _________________________'S employment by the COMPANY remains at will; his obligations under a proprietary information continue to apply; his duty of loyalty remains.

      7. Any breach by _________________________ of his obligations to the COMPANY under his proprietary information agreement shall not only entitle the COMPANY to legal and equitable relief, it will also relieve the COMPANY of any payment obligation otherwise triggered under this Agreement and entitle the COMPANY to repayment of any such payments already made.

      8. This Agreement is governed by the laws of the State of Connecticut.

EMPLOYEE:                             DIANON Systems, Inc.


---------------------------------     -----------------------------------
                                      Kevin C. Johnson
                                      Chairman, President and CEO

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Date                                  Date


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